FOR IMMEDIATE RELEASE

Subject:  Nitches, Inc. Retains Valuation Consultant

Contact:	Steve Wyandt
	Web:	http:// www.nitches.com
	E-mail:	ir@nitches.com
	Phone:	(858) 625-2633 (Option # 1: Corporate)

          SAN DIEGO, California, February 14, 2005 – Nitches, Inc. (NASDAQ-NICH), an importer and wholesaler of women’s and men’s sportswear and intimate apparel, announced today that the Company has retained Marshall & Steven’s, valuation consultants, to assist its board of directors in considering acquisition opportunities.  The company anticipates that CIT will continue as it primary financing institution with regard to any acquisition.  No decision has been made as to whether the company will engage in a transaction or transactions resulting from the board’s considerations, and there can be no assurance that any transaction or transactions will occur.

          Nitches, Inc. is an importer and wholesale distributor of women’s garments, manufactured to specifications primarily in foreign countries.  The Company’s shares are traded on the National SmallCap Market under the symbol NICH.  Visit our web site at http://www.nitches.com.

          Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results.  Those risks include a softening of retailer or consumer acceptance of the Company’s products, pricing pressures and other competitive factors, or the unanticipated loss of a major customer.  These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission.

##

10280 Camino Santa Fe   •   San Diego, California 92121   •   www.nitches.com   •   Fax: 858.625.0746